HANSEN, BARNETT& MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
AND
BUSINESS CONSULTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Greens Worldwide Incorporated

We consent to the use of our report dated March 18, 2005, in the Registration Statement of Greens Worldwide Corporation on Form SB-2, relating to the registration of 35,105,263shares of common stock. We also consent to the use of our name and the reference to us in the “Experts” section of this Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 11, 2005